As filed with the Securities and Exchange Commission on November 25, 2025
Registration No. 333-290676

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BKV CORPORATION*
(Exact name of registrant as specified in its charter)
Delaware	1200 17th Street, Suite 2100 Denver, Colorado	85-0886382
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)
Lindsay B. Larrick
Chief Legal Officer and Chief Administrative Officer
BKV Corporation
1200 17th Street, Suite 2100
Denver, Colorado 80202
(720) 375-9680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Samantha H. Crispin
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900
Dallas, Texas 75201
(214) 953-6500
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
BKV Barnett, LLC	Delaware	84-3888597
BKV Chelsea, LLC	Delaware	81-4396321
BKV Midstream, LLC	Delaware	88-1635183
BKV North Texas, LLC	Delaware	88-1640557
BKV Operating, LLC	Delaware	82-3114902
BKV Upstream Midstream, LLC	Delaware	99-3088905
Kalnin Ventures LLC	Colorado	46-3691203

*
Includes certain subsidiaries of BKV Corporation identified below. Each additional registrant is a wholly owned direct or indirect subsidiary of BKV Corporation. The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o BKV Corporation, 1200 17th Street, Suite 2100, Denver, Colorado 80202, telephone (720) 375-9680. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Lindsay B. Larrick, Chief Legal Officer and Chief Administrative Officer, 1200 17th Street, Suite 2100, Denver, Colorado 80202, telephone (720) 375-9680.

EXPLANATORY NOTE
This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (Registration No. 333-290676) of BKV Corporation, as filed with the Securities and Exchange Commission on October 1, 2025 (the “Registration Statement”), is being filed solely to (i) update the “Documents Incorporated by Reference into this Prospectus” section to include additional language regarding certain reports that are incorporated by reference herein and (ii) provide updated consents of (a) PricewaterhouseCoopers LLP as Exhibit 23.1, (b) BDO USA, P.C. as Exhibit 23.4 and (c) Cawley, Gillespie & Associates, Inc. as Exhibit 23.5. Except as described above, no changes have been made to the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2025
PRELIMINARY PROSPECTUS
BKV CORPORATION
$1,000,000,000
Common Stock
Preferred Stock
Rights
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Up to 63,877,614 Shares of Common Stock Offered by the Selling Stockholder
We may offer and sell from time to time, in one or more offerings and in one or more series, our common stock, preferred stock, rights, debt securities, warrants or units. One or more of our subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes, or other types of debt. The securities we offer may be convertible into or exercisable or exchangeable for other securities. The aggregate initial offering price of the securities that we may offer will not exceed $1,000,000,000.
In addition, the selling stockholder named in this prospectus or any supplement to this prospectus may offer and sell up to 63,877,614 shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We are registering the offer and sale of the shares of the common stock owned by the selling stockholder to satisfy registration rights we have granted to the selling stockholder pursuant to the stockholders’ agreement, dated as of September 27, 2024 (the “Stockholders’ Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the common stock covered by this prospectus. The selling stockholder will pay or assume brokerage discounts and commissions and similar charges, if any, incurred in the sale of the common stock sold by them. We will not receive any proceeds from the offer or sale of any common stock by the selling stockholder pursuant to this prospectus. See “Selling Stockholder” for a more detailed discussion about the selling stockholder.
Each time we or the selling stockholder sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we or the selling stockholder will offer these securities and may also supplement, update or amend information contained in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.
You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference herein or therein, before you invest. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BKV”. On September 29, 2025, the last reported sale price of common stock on NYSE was $23.74 per share. Our principal executive office is located at 1200 17th Street, Suite 2100, Denver, Colorado 80202, and our telephone number is (720) 375-9680.
Investing in our securities involves risks. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus or in any applicable prospectus supplement before investing in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is            , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, in one or more offerings and in one or more series, any combination of the securities described in this prospectus, and the selling stockholder named herein may offer and sell from time to time, in one or more offerings, shares of common stock as described in this prospectus.
This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we sell securities pursuant to this prospectus, or any selling stockholder offers common stock pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. Such prospectus supplement will contain more specific information about the terms of that offering and the securities being offered. Each prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any free-writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or our agents. We have not authorized any person, including any salesman or broker, to provide you with different information. Neither we nor the selling stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement and any free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
You should carefully read this prospectus, any accompanying prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Documents Incorporated by Reference into This Prospectus.”
In this prospectus, “BKV,” “we,” “us,” “our,” and the “Company” refer to BKV Corporation and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, as well as on our website at www.bkv.com. However, information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC relating to the securities we or the selling stockholder may offer. As permitted by the SEC rules, this prospectus does not contain all of the information we included in the registration statement. You may refer to the registration statement and the accompanying exhibits for more information about us and our securities. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. You may review a copy of the registration statement through the SEC’s website.
DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS
The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and after the date of this prospectus and prior to the termination of the offering or offerings to which this prospectus relates are completed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025, including those sections incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 9, 2025, for the fiscal quarter ended June 30, 2025 filed with the SEC on August 12, 2025 and for the fiscal quarter ended September 30, 2025 filed with the SEC on November 10, 2025;

•
our Current Reports on Form 8-K filed with the SEC on February 3, 2025, May 8, 2025, June 20, 2025, August 12, 2025,October 1, 2025, October 29, 2025 and November 17, 2025; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 25, 2024, as updated by the description of our securities contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

Documents incorporated by reference are available from us without charge, excluding exhibits to those documents unless the exhibit has been specifically incorporated by reference in the documents. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:
BKV Corporation
1200 17th Street, Suite 2100
Denver, Colorado
(720) 375-9680

OUR COMPANY
BKV is a forward thinking, growth driven energy company focused on creating value for our stockholders through the organic development of our properties as well as accretive acquisitions. Our core business is to produce natural gas from our owned and operated upstream businesses, which are supported by our four business lines: natural gas production; natural gas gathering, processing and transportation (our “natural gas midstream business”); power generation; and carbon capture, utilization and sequestration (“CCUS”). We expect our owned and operated upstream and natural gas midstream businesses to achieve net zero scope 1 and scope 2 emissions by the early 2030s, and net zero scope 1, 2, and 3 emissions by the late 2030s. We maintain a “closed-loop” approach to our net zero emissions goal through the operation of our four business lines. We are committed to vertically integrating portions of our business to reduce costs and improve overall commercial optimization of the full value chain. Our strategy is to create value for our stockholders by managing and growing our integrated asset base and focusing on our net zero objectives.
We were incorporated in the State of Delaware in May 2020. We completed our initial public offering on September 27, 2024. Shares of our common stock trade on NYSE under the ticker symbol “BKV”.
The Company’s principal executive offices are located at 1200 17th Street, Suite 2100, Denver, Colorado 80202, and the Company’s telephone number is (720) 375-9680. We maintain a website at www.BKV.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments thereto, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. Information on our Investor page and on our website is not part of this prospectus or any of our other securities filings unless specifically incorporated herein by reference.
OUR SUBSIDARY GUARANTORS
Certain of our subsidiaries may jointly and severally, fully and unconditionally, guarantee our payment obligations under any series of debt securities offered by this prospectus. Alternatively, certain of our subsidiaries may co-issue any series of debt securities offered by this prospectus.
Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”
RISK FACTORS
An investment in our securities involves risks. Before making a decision whether to invest in our securities, you should consider the risks described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequently filed periodic and current reports that are incorporated by reference in this prospectus, and those risk factors that may be included in any applicable prospectus supplement. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact contained in this prospectus, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management and dividend policy, are forward-looking statements. When used in this prospectus, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,”

“could,” “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the consummation and timing of any announced acquisitions and the anticipated benefits, opportunities and results with respect to any such acquisitions. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•
our business strategy;

•
our reserves;

•
our financial strategy, liquidity and capital required for our development programs;

•
our relationship with our sponsor, Banpu Public Company Limited (“Banpu”), and its affiliates, including future agreements with Banpu or its affiliates;

•
actual and potential conflicts of interest relating to Banpu, its affiliates and other entities in which members of our officers and directors are or may become involved;

•
volatility in natural gas, natural gas liquids (“NGL”) and oil prices;

•
our dividend policy;

•
our drilling plans and the timing and amount of future production of natural gas, NGL and oil;

•
our hedging strategy and results;

•
competition and government regulation;

•
changes in trade regulation, including tariffs and other market factors;

•
legal, regulatory or environmental matters;

•
marketing of natural gas, NGL and oil;

•
business or leasehold acquisitions and integration of acquired businesses, including the Bedrock acquisition, with our business;

•
our ability to develop existing prospects;

•
costs of developing our properties and of conducting our operations;

•
our plans to establish midstream contracts that allow us to supply our own natural gas directly to our combined gas turbine and steam turbine power plants located in Temple, Texas;

•
our plan to continue to build out our power generation business and to expand into retail power;

•
our ability to develop, produce and sell carbon sequestered gas;

•
our ability to effectively operate and grow our CCUS business;

•
our ability to forecast annual CO2e sequestration rates for our CCUS projects;

•
our ability to reach final investment decision and execute and complete any of our pipeline of identified CCUS projects;

•
our ability to identify and complete additional CCUS projects as we expand our upstream operations;

•
our ability to effectively operate and grow our retail power business;

•
our anticipated scope 1, 2 and 3 emissions from our owned and operated upstream and natural gas midstream businesses and our sustainability plans and goals, including our plans to offset our scope 1, 2 and 3 emissions from our owned and operated upstream and natural gas midstream businesses;

•
our environmental, social and governance (“ESG”) strategy and initiatives, including those relating to the generation and marketing of environmental attributes or new products seeking to benefit from ESG-related activities, and the continuation of government tax incentives applicable thereto;

•
the impact of regional epidemics or pandemics and its effects on our business and financial condition;

•
general economic conditions;

•
cost inflation;

•
credit markets;

•
our ability to service our indebtedness;

•
our ability to expand our business, including through the recruitment and retention of skilled personnel;

•
our future operating results;

•
the remediation of our material weaknesses;

•
the Bedrock acquisition and the anticipated benefits thereof;

•
the impact of the One Big Beautiful Bill Act of 2025; and

•
our plans, objectives, expectations and intentions.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. For a discussion of risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.” All forward-looking statements speak only as of the date of this prospectus, the date of any accompanying prospectus supplement or the date of the information incorporated by reference herein, as applicable.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please read “Where You Can Find More Information.”
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, acquisitions and investment in existing and future projects, capital expenditures, working capital, repayment or refinancing of indebtedness or other corporate obligations and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
The selling stockholder may offer and sell up to an aggregate of 63,877,614 shares of common stock under this prospectus. See the section entitled, “Selling Stockholder.” Accordingly, we will not receive any proceeds from the sales of common stock sold by the selling stockholder. We will bear the costs associated with the sale of any securities under this prospectus by the selling stockholder, other than brokerage discounts and commissions.
SELLING STOCKHOLDER
This prospectus covers the offering for resale of up to an aggregate of 63,877,614 shares of common stock that may be offered and sold from time to time under this prospectus by the selling stockholder identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
In connection with our initial public offering, on September 27, 2024, we entered into the Stockholders’ Agreement with the selling stockholder pursuant to which we agreed to prepare and file a registration statement to permit the resale of certain shares of common stock held by the selling stockholder from time to time as permitted by Rule 415 promulgated under the Securities Act.
We have prepared the table below and the related notes based on information supplied to us by the selling stockholder and such information is as of November 13, 2024. We have not sought to verify such information. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it. Because the selling stockholder identified in the table may sell some or all of the shares of common stock owned by it which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus. The selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling stockholder is based on 84,726,220 shares of common stock outstanding as of September 18, 2025.
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Shares of common stock Beneficially Owned After Completion of the Offering
	Number	Percentage		Number	Percentage
Selling stockholder:
Banpu North America Corporation (“BNAC”)(2)	63,877,614	75.39%	63,877,614	—	—

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)
Consists of shares of BKV common stock held directly by BNAC, a Delaware corporation wholly owned by BOG Co., Ltd., a wholly owned subsidiary of Banpu, a public company listed on the Stock Exchange of Thailand and the ultimate parent company of BKV Corporation, BNAC, Banpu Power and BPPUS. The principal address of Banpu is 27th Floor, Thanapoom Tower, 1550 New Petchburi Road, Makkasan, Ratchathewi, Bangkok, Thailand.

DESCRIPTION OF CAPITAL STOCK
General
Pursuant to our Second Amended and Restated Certificate of Incorporation (the “certificate of incorporation”), our authorized capital stock consists of:
•
500,000,000 shares of common stock, $0.01 par value per share, and

•
80,000,000 shares of preferred stock, $0.01 par value per share.

As of September 18, 2025, there were 84,726,220 shares of common stock issued and outstanding and no preferred stock issued and outstanding.
Common Stock
The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our certificate of incorporation and our Second Amended and Restated Bylaws (the “bylaws”), each of which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Voting Rights
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to certain nomination rights of BNAC under the Stockholders’ Agreement, holders of our common stock are entitled to elect all directors to our board of directors.
Dividend Rights
Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Liquidation, Dissolution and Winding-Up Rights
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.
Other Rights
All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights powers, preferences and privileges of our common stock are subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Preferred Stock
Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by the holders of our common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:
•
the designation of the series;

•
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•
whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•
the dates at which dividends, if any, will be payable;

•
the redemption or repurchase rights and price or prices, if any, for shares of the series;

•
the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•
the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
restrictions on the issuance of shares of the same series or of any other class or series; and

•
the voting rights, if any, of the holders of the series.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, New York 11717.
Listing
Shares of our common stock are listed on the NYSE under the symbol “BKV.”
Anti-Takeover Provisions
Our governing documents and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with each class to be as equal in number as possible, and with the directors serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the total number of directors will be determined from time to time by the affirmative vote of a majority of the total number of directors then in office.

Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. Section 203 of the DGCL provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:
•
prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•
at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203 of the DGCL, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
Except as otherwise specified in Section 203 of the DGCL, an “interested stockholder” is defined to include:
•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•
the affiliates and associates of any such person.

Under some circumstances, Section 203 of the DGCL makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period following the time such stockholder became an interested stockholder.
A Delaware corporation may “opt out” of Section 203 of the DGCL with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of the provisions of Section 203 of the DGCL. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Removal of Directors; Vacancies and Newly Created Directorships
Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least 60% in voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation provides that, subject to the rights granted to the holders of one or more series of preferred stock then outstanding or the rights granted under our Stockholders’ Agreement, any vacancies on our board of directors, and any newly created directorships, will be filled by an appointment made by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

Special Stockholder Meetings
Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of our board of directors by the affirmative vote of a majority of the total number of directors then in office, the chairman of our board of directors or our Chief Executive Officer, and may not be called by any other person or persons. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Director Nominations and Stockholder Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors, as well as certain requirements regarding the form and content of a shareholder’s notice for any such proposal. In order for any matter to be “properly brought” before a meeting, any such proposals will have to comply with these advance notice, form and content requirements.
Stockholder Action by Written Consent
Under the DGCL, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent at any time when BNAC and its affiliates and subsidiaries (excluding the Company and its subsidiaries) own, in the aggregate, less than 35% in voting power of our stock entitled to vote generally in the election of directors.
Supermajority Provisions
Our governing documents provide that our board of directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, our bylaws by the affirmative vote of a majority of the total number of directors then in office, without the assent or vote of our stockholders in any matter not inconsistent with the laws of the State of Delaware or our certificate of incorporation.
Any amendment, alteration, rescission or repeal of any provision of our bylaws, or the adoption of any provision inconsistent with our bylaws, by our stockholders, requires the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class, in addition to any vote of the holders of any class or series of our capital stock required by our governing documents or any applicable law, securities exchange rule or regulation.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our certificate of incorporation provides that, in addition to any vote required by our governing documents or any applicable law, securities exchange rule or regulation, the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least 66 2∕3% in voting power of the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class (except that, in the case of any proposed amendment, alteration, repeal or rescission of, or the adoption of any provision inconsistent with, the following provisions, as to which the DGCL does not require the consent or vote of the stockholders or that is approved by at least 60% of our board of directors, then only the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class (in addition to any vote required by our governing documents or any applicable law, securities exchange rule or regulation)), is required to amend, alter, repeal or rescind, or adopt any provision inconsistent with, the following provisions:
•
the provisions requiring a 66 2∕3% supermajority vote for stockholders to amend our bylaws;

•
the provisions providing for a classified board of directors (the election and term of our directors);

•
the provisions regarding removal of directors;

•
the provisions regarding filling vacancies on our board of directors and newly-created directorships;

•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer;

•
the provisions regarding indemnification and advancement of expenses to certain indemnitees in connection with certain proceedings;

•
the provisions regarding stockholder action by written consent;

•
the provisions regarding calling special meetings of stockholders;

•
the provisions regarding competition and corporate opportunities; and

•
the amendment provision requiring that the above provisions be amended with a majority vote or a 66 2∕3% supermajority vote, as applicable, of stockholders.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements in certain circumstances will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Choice of Forum
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or our stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our governing documents, or (iv) action asserting a claim against the Company or any director, officer or employee of the Company, which claim is governed by the internal affairs doctrine. Notwithstanding the foregoing sentence, the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in our certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Corporate Opportunity
The DGCL permits corporations to adopt provisions renouncing any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, neither BNAC nor its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in the same or similar business activities or lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that BNAC or its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, himself or herself or its or his or her affiliates or for us or any of our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any corporate opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, a business opportunity will not be deemed to be a potential corporate opportunity for us if we would not be financially or legally able, or contractually permitted to undertake, the opportunity; the opportunity, from its nature, would not be in the line of our business; or the opportunity is one in which we would have no interest or reasonable expectancy.
In addition, in light of the role of Mr. Christopher P. Kalnin, our Chief Executive Officer, on the Executive Committee of Banpu Public Company Limited, a public company listed on the Stock Exchange of Thailand and the ultimate parent company of BKV and BNAC, our board of directors has adopted a corporate opportunity policy that requires Mr. Kalnin to present applicable business opportunities of which he may become aware to our Company before such opportunities may be presented to Banpu or one of its affiliates.

DESCRIPTION OF RIGHTS
We may issue rights to purchase any combination of common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.
The rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. You should read the particular terms of the rights, which will be described in more detail in any applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of rights we offer, the rights agreement relating to the rights and the certificates representing the rights, including the following:
•
the title of the rights and the aggregate number outstanding;

•
the date of determining the stockholders entitled to the rights distribution;

•
the number of rights issued or to be issued to each stockholder;

•
the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

•
the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

•
the extent to which the rights are transferable;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•
any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section summarizes the general terms of the debt securities and the guarantees that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities and the related guarantees, which may be in addition to or different from the general terms summarized in this section. You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement. In this discussion, the terms “BKV,” “we,” “us” and “our” refer only to BKV Corporation and not to any of its subsidiaries.
We may issue senior and subordinated debt securities pursuant to this prospectus which may be issued under separate indentures (each, an “Indenture”), to be entered into among us, our Guarantors (as defined below) of such debt securities, if applicable, and a trustee to be determined at that time (the “Trustee”). We have filed the forms of Indenture as an exhibit to the registration statement, and we will include the applicable final Indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”
We may issue debt securities in one or more series, with the same or different terms and up to an aggregate principal amount as we may authorize from time to time, as described in a prospectus supplement. As used in this prospectus, “debt securities” means our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we may issue and which the Trustee authenticates and delivers under the applicable Indenture.
The debt securities may have the benefit of guarantees, which we refer to as a “Guarantee,” by one or more of our subsidiaries or one or more of our subsidiaries may be a co-issuer of debt securities, in each case, if and to the extent described in the prospectus supplement applicable to such series of debt securities. We refer to our subsidiaries that provide a Guarantee as a “Guarantor.” Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “Guaranteed Debt Securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more Guarantors pursuant to the Indenture.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of BKV and will rank equally with all of our other unsecured indebtedness. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.
The debt securities will effectively rank junior to all liabilities of our subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to the Company or any Guarantor). Claims of creditors of our subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.
The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Indentures and any form of certificates evidencing the debt securities.
General
The following summary of certain provisions of the Indentures and any debt securities and Guarantees that may be offered by us pursuant to this prospectus is not complete and is qualified by reference to all the provisions of the Indentures, including definitions of terms used in the Indentures. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and related Guarantees and the extent to which the general terms described in this section apply to such debt securities and Guarantees.
The prospectus supplement relating to any series of debt securities will describe the specific terms of the debt securities offered thereby, including some or all of the following, as applicable:
•
the title of the series of debt securities;

•
the extent, if any, to which the debt securities are subordinated in right of payment to our other indebtedness;

•
any limit on the aggregate principal amount of the debt securities;

•
the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•
the date or dates on which the principal of the debt securities will be payable;

•
the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•
the dates on which interest will be payable and the regular record dates for interest payment dates;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable;

•
the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•
the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•
any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•
whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•
the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of BKV or any other person;

•
the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an Event of Default (as defined below);

•
whether the debt securities will be guaranteed by any Guarantors, and if so, the identity of the Guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the Guarantees;

•
the applicability to the debt securities of the provisions described in “— Defeasance” below; and

•
any other terms applicable to that series in accordance with the Indenture, which could be different from those described in this prospectus.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount may be described in an applicable prospectus supplement.
Guarantees
The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the Indentures may not require that any of our subsidiaries be a Guarantor of any series of debt securities. As a result, a series of debt securities may not have any Guarantors, and the Guarantors of any series of Guaranteed Debt Securities may differ from the Guarantors of any other series of Guaranteed Debt Securities. If the Company issues a series of Guaranteed Debt Securities, the identity of the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
If we issue a series of Guaranteed Debt Securities, we will describe the particular terms of the Guarantees of each such series in a prospectus supplement relating to that series. Unless otherwise provided in the prospectus supplement relating to a series of Guaranteed Debt Securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the Indenture.
Unless otherwise specified in the applicable prospectus supplement, a Guarantor’s Guarantee will represent general, unsecured obligations of such Guarantor and will rank equally with all other unsecured indebtedness of such Guarantor. A Guarantor’s unsecured Guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness a Guarantor may have with respect to the assets securing that indebtedness.
The Guarantee of a Guarantor will effectively rank junior to all liabilities of such Guarantor’s subsidiaries that are not also Guarantors (excluding any amounts owed by such subsidiaries to the Guarantor). Claims of creditors of non-guarantor subsidiaries of a Guarantor generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of such Guarantor, including holders of any debt securities. Accordingly, any Guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such Guarantor’s subsidiaries.
The applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law, after giving effect to (i) all other contingent and fixed liabilities of the Guarantor and (ii) any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.
The Guarantee of any Guarantor may be released under certain circumstances. If no Event of Default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Guarantor will be unconditionally released and discharged from the Guarantee:
•
automatically upon any sale, exchange, or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partner, limited liability company, or other equity interests in the Guarantor (provided the sale, exchange, or transfer is not prohibited by the Indenture);

•
automatically upon the merger of the Guarantor into us or any other Guarantor or the liquidation and dissolution of the Guarantor; or

•
following delivery of a written notice of the release or discharge by us to the Trustee, upon the release or discharge of all Guarantees by the Guarantor of any debt of ours other than obligations arising under the Indenture and any debt securities issued thereunder, except a discharge or release by or as a result of payment under the Guarantees.

If a series of debt securities is guaranteed by the Guarantors and is designated as subordinate to our senior indebtedness, then the Guarantees by the Guarantors will be subordinated to the senior indebtedness of the Guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See “— Provisions Relating Only to the Subordinated Debt Securities — Subordinated Debt Securities Subordinated to Senior Indebtedness.”
Payment and Paying Agents
Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee. Payments in any other manner will be specified in the prospectus supplement.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the Trustee of changes in the paying agents for any particular series of debt securities.
Merger, Consolidation or Sale of Assets
Unless otherwise specified in the applicable prospectus supplement, neither we nor any Guarantor will: (a) consolidate or merge with or into another person or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•
either: (i) we or such Guarantor, as the case may be, are the surviving entity; or (ii) the person formed by or surviving any such consolidation or merger (if other than us or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•
the person formed by or surviving any such consolidation or merger (if other than us or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations or the obligations of such Guarantor, as the case may be, under the debt securities and the Indenture pursuant to a supplemental Indenture or other agreements delivered to the Trustee;

•
immediately after such transaction, no default or event of default exists (other than in the case of: (i) our merger, or the merger of such Guarantor, as the case may be, with an affiliate solely for the purpose of reincorporating in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us, the Guarantors and our subsidiaries); and

•
we or such Guarantor, as the case may be, shall have delivered, or cause to be delivered, to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, transfer, conveyance, lease or other disposition complies with the requirements of the Indenture.

Notwithstanding the foregoing, such provisions with respect to limitations on consolidation, merger, conveyance or transfer on certain terms shall not apply to any Guarantor if at such time such Guarantor’s Guarantee has been released in accordance with the terms of the Indentures.
Amendments and Waivers
We may supplement or amend the Indenture without the consent of any holder of debt securities to, among other things:
•
cure any ambiguity, omission, defect, or inconsistency;

•
provide for the assumption by a successor of our obligations under the Indenture;

•
secure the debt securities;

•
add covenants for the benefit of the holders or surrender any right or power conferred upon us;

•
in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of our Senior Indebtedness (as defined below);

•
make any change that does not adversely affect the rights of any holder;

•
add or appoint a successor or separate Trustee;

•
comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

•
establish the form or terms of the debt securities of any new series.

In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:
•
reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•
reduce the rate of or extend the time for payment of interest on any debt securities;

•
reduce the principal of or extend the stated maturity of any debt securities;

•
reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•
make any debt securities payable in a currency other than that stated in the debt security;

•
in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•
impair the right of any holder to receive payment of premium, principal, or interest with respect to such holder’s debt securities on or after the applicable due date;

•
impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•
release any security that has been granted in respect of the debt securities;

•
make any change in the amendment provisions which require each holder’s consent; or

•
make any change in the waiver provisions.

It shall not be necessary for the consent of the holders under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders becomes effective, we are required to send to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:
•
compliance with certain restrictive provisions of the Indenture; and

•
any past default under the Indenture;

except that such majority of holders may not waive a default:
•
in the payment of principal, premium, or interest; or

•
in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Events of Default, Remedies, and Notice
Events of Default
Unless otherwise specified in a supplement to the Indenture, each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities:
•
default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•
default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase, or otherwise;

•
default in the payment of any sinking fund payment on any debt securities of that series when due;

•
failure by us or, if the series of debt securities is guaranteed by the Guarantors, by a Guarantor to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture with respect to that series or any board resolution authorizing the issuance of that series;

•
certain events of bankruptcy, insolvency, or reorganization of us or, if the series of debt securities is Guaranteed by the Guarantors, of the Guarantors; or

•
if the series of debt securities is guaranteed by the Guarantors: (i) any of the Guarantees by the Guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture; (ii) any of the Guarantees by the Guarantors is declared null and void in a judicial proceeding; or (iii) any Guarantor denies or disaffirms its obligations under the Indenture or its Guarantee.

Exercise of Remedies
If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.
A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notifies us of the default and such default is not cured within 60 days after receipt of notice.
The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:
•
rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•
all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing with respect to a series of debt securities, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the debt securities of that series, unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any losses, costs, liability, damage, claim, fee, or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, or interest on its own debt securities when due, unless:
•
such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•
holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•
such holders have offered the Trustee indemnity or security satisfactory to it against any loss, cost, liability, damage, claim, fee, or expense to be incurred thereby;

•
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•
the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:
•
conflicts with law;

•
is inconsistent with any provision of the Indenture;

•
the Trustee determines is unduly prejudicial to the rights of any other holder; or

•
would involve the Trustee in personal liability.

Notice of Event of Default
Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.
Within 90 days after the occurrence of any default known to it, the Trustee must send to each holder of debt securities of the affected series a notice of the default. Except in the case of a default in the payment of principal, premium, or interest with respect to any series of debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee, or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.
Defeasance
At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate our obligations specified in the Indenture, including those:
•
relating to the defeasance trust;

•
to register the transfer or exchange of the debt securities;

•
to replace mutilated, destroyed, lost, or stolen debt securities; or

•
to maintain a registrar and paying agent in respect of the debt securities.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under the additional covenants established pursuant to the terms of a particular series of debt securities, which covenants are not described in the prospectus but will be described in the prospectus supplement applicable to such series, and any Event of Default resulting from a failure to observe such covenants.
The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to the fourth and sixth (and, with respect to any Guarantor, the fifth) bullet points under “— Events of Default, Remedies, and Notice — Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.
In order to exercise either defeasance option, we must:
•
irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

•
comply with certain other conditions, including that no bankruptcy or default with respect to us has occurred and is continuing 91 days after the deposit in trust; and

•
deliver to the Trustee an opinion of counsel to the effect that holders of the defeased series of debt securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law.

Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:
•
either:

•
all outstanding debt securities of that series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

•
all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds cash, certain U.S. government obligations or a combination thereof, in such amounts as will be sufficient, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•
we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

•
we have delivered to the Trustee an officers’ certificate as to the sufficiency of the trust funds, without reinvestment, to pay the entire indebtedness of such debt securities at maturity.

Notwithstanding such satisfaction and discharge, the rights, powers, trusts, and immunities of the Trustee hereunder and our obligations in connection therewith to compensate and indemnify the Trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances, and to transfer or exchange debt securities pursuant to the terms thereof and our obligations and the obligations of the Trustee to hold funds in trust and to apply such funds pursuant to the terms of the Indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost, or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.
Provisions Relating Only to the Senior Debt Securities
The senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.
Provisions Relating Only to the Subordinated Debt Securities
Subordinated Debt Securities Subordinated to Senior Indebtedness
The subordinated debt securities will rank junior in right of payment to all of our and our Guarantors’ Senior Indebtedness. “Senior Indebtedness” will be defined in a supplemental Indenture respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.
Payment Blockages
The Indenture respecting any series of subordinated debt securities will provide that no payment of principal, interest, and any premium on the subordinated debt securities or any related Guarantee may be made in the event:
•
we or our property or, if applicable to any series of outstanding debt securities, the Guarantors, or their property, is involved in any voluntary or involuntary liquidation or bankruptcy;

•
we fail to pay the principal, interest, any premium, or any other amounts on any of our or, if applicable to any series of outstanding debt securities, the Guarantors’ Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the Indenture; or

•
any other default on any of our or, if applicable to any series of outstanding debt securities, the Guarantors’ Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt
The Indenture respecting any series of subordinated debt securities will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.
Subordination
If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of such subsidiaries.
Conversion and Exchange Rights
If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.
Form, Exchange, Registration and Transfer
The debt securities will be issued only in registered form. Unless otherwise specified in the applicable prospectus supplement, debt securities of a series will be global securities registered in book-entry form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities will be denominated in United States dollars.
Book-Entry Procedures and Settlement
Unless otherwise specified in the applicable prospectus supplement, the debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, a depository identified in the applicable prospectus supplement.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities:
DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the Indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the Indenture. We and the Trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the Indenture.
Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Concerning the Trustee
If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee will be permitted to engage in other transactions with us and our affiliates in the ordinary course of business. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.
Governing Law
The debt securities and the Indentures and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.
General
The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, rights, debt securities, guarantees of debt securities, warrants or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
if appropriate, a discussion of material United States federal income tax considerations; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We or the selling stockholder may sell the securities on a delayed or continuous basis in and outside the United States through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods. A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:
•
the name or names of any underwriters or agents;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any over-allotment options under which underwriters may purchase additional securities;

•
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities offered in a prospectus supplement may be listed.

Sale through Underwriters or Dealers
If we or the selling stockholder use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we or the selling stockholder use dealers in the sale of securities, we or the selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
At-the-Market Offerings
Underwriters may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us or the selling stockholder. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.
Direct Sales and Sales through Agents
We or the selling stockholder may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholder may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or the selling stockholder to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling stockholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We or the selling stockholder may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents to us or the selling stockholder. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
We or the selling stockholder may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of their businesses.

Each series of offered securities, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.
There can be no assurances that the selling stockholders will sell any or all of the common stock offered registered pursuant to the registration statement, of which this prospectus forms a part. In addition, the selling stockholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if it deems the purchase price to be unsatisfactory at any particular time.
LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Any underwriters, dealers or agents will be represented by their own legal counsel.
EXPERTS
The financial statements incorporated in this prospectus by reference to BKV Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Bedrock Energy Partners, LLC as of and for the year ended December 31, 2024, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
The information incorporated by reference in this prospectus and registration statement regarding estimated quantities of proved reserves of BKV and its subsidiaries, the future net revenues from those reserves and their present value as of December 31, 2024 is based on the reserve reports prepared by Ryder Scott Company, L.P., BKV’s independent petroleum engineers given the authority of such firm as an expert in these matters.
The information incorporated by reference herein regarding estimated quantities of proved reserves of Bedrock Production, LLC and related future net cash flows related to those reserves as of December 31, 2024 is based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

Part II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us.
Amount
SEC registration fee		$336,583.72
Printing		*
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee Fees and Expenses		*
Rating Agency Fees and Expenses		*
Miscellaneous		*
Total	$	*

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
BKV Corporation
Limitations of Liability and Indemnification
Our certificate of incorporation provides that directors and officers will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director or officer of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation will provide that we shall defend, indemnify and advance expenses to our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.
We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act or the Exchange Act that may be incurred by them in their capacity as such.
Indemnification Agreements
In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Subsidiary Guarantors
Delaware Limited Liability Companies
BKV Barnett, LLC, BKV Chelsea, LLC, BKV Midstream, LLC, BKV North Texas, LLC, BKV Operating, LLC and BKV Upstream Midstream, LLC (collectively, the “Delaware Registrants”) are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreements of each Delaware Registrant provide that such Delaware Registrant will (i) indemnify the member, any affiliate of the member, any officer, director, shareholder, partner, member, employee, representative or agent of any of the foregoing or any employee or agent or officer of such Delaware Registrant for direct damages to the fullest extent permitted by the Delaware Act, except that certain indemnified parties shall not be indemnified for any such loss, damage or claim attributable to fraud, willful violation of law, willful misconduct or gross negligence and (ii) pay the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking.
Colorado Limited Liability Company
Kalnin Ventures LLC (the “Colorado Registrant”) is a limited liability company formed under the laws of the state of Colorado. Section 7-80-407 of the Colorado Limited Liability Company Act (the “Colorado Act”) provides that a Colorado limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.
The second amended and restated limited liability company agreement of the Colorado Registrant provides that the Colorado Registrant will (i) indemnify the member, any affiliate of the member, any officer, director, shareholder, partner, member, employee, representative or agent of any of the foregoing or any employee or agent or officer of the Colorado Registrant for direct damages to the fullest extent permitted by the Colorado Act, except that certain indemnified parties shall not be indemnified for any such loss, damage or claim attributable to fraud, willful violation of law, willful misconduct or gross negligence and (ii) pay the reasonable expenses incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking.

Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit Index
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation of BKV Corporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 27, 2024).
3.2	Second Amended and Restated Bylaws of BKV Corporation (incorporated herein by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on September 27, 2024).
4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2025).
4.2**	Form of Senior Indenture.
4.3**	Form of Subordinated Indenture.
4.4*	Form of Certificate of Designations for Preferred Stock.
4.5*	Form of Warrant Agreement (including form of Warrant Certificate).
4.6*	Form of Unit Agreement (including form of Unit Certificate).
4.7	Stockholders’ Agreement, dated September 27, 2024, by and between BKV Corporation and Banpu North America Corporation (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 27, 2024).
5.1**	Opinion of Baker Botts L.L.P.
23.1***	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of Ryder Scott Company, L.P.
23.3**	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1).
23.4***	Consent of BDO USA, P.C.
23.5***	Consent of Cawley, Gillespie & Associates, Inc.
24.1**	Powers of Attorney.
25.1*†	Form T-1 Statement of Eligibility and Qualification relating to the Senior Indenture.
25.2*†	Form T-1 Statement of Eligibility and Qualification relating to the Subordinated Indenture.
107**	Filing Fee Table.

*
To be filed, if necessary, in connection with a specific offering as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Previously filed.

***
Filed herewith.

†
To be filed later in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Item 17.   Undertakings.
(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 25th day of November 2025.
BKV Corporation
By:
/s/ Christopher P. Kalnin

Name:
Christopher P. Kalnin

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher P. Kalnin Christopher P. Kalnin	Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
* Chanin Vongkusolkit	Chairman of the Board	November 25, 2025
* Somruedee Chaimongkol	Director	November 25, 2025
* Joseph R. Davis	Director	November 25, 2025
* Akaraphong Dayananda	Director	November 25, 2025
* Kirana Limpaphayom	Director	November 25, 2025
* Carla S. Mashinski	Director	November 25, 2025
* Thiti Mekavichai	Director	November 25, 2025
* Charles C. Miller III	Director	November 25, 2025

Signature	Title	Date
* Sunit S. Patel	Director	November 25, 2025
* Anon Sirisaengtaksin	Director	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 25th day of November 2025.
BKV BARNETT, LLC
BKV CHELSEA, LLC
BKV OPERATING, LLC
By:
BKV Oil & Gas Capital Partners, L.P., its Sole Member

By:
Kalnin Capital Partners, LP, its General Partner

By:
CRDK Family Investments LLC, its General Partner

By:
/s/ Christopher P. Kalnin

Name: Christopher P. Kalnin
Title:  Chief Executive Officer
BKV MIDSTREAM, LLC
BKV NORTH TEXAS, LLC
BKV UPSTREAM MIDSTREAM, LLC
KALNIN VENTURES LLC
By:
BKV Corporation, its Sole Member

By:
/s/ Christopher P. Kalnin

Name: Christopher P. Kalnin
Title:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
BKV BARNETT, LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	President, Secretary and Managing Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact
BKV CHELSEA, LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	President, Secretary and Managing Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact

BKV OPERATING, LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	President, Secretary and Managing Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact
BKV MIDSTREAM, LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	President, Secretary and Managing Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact
BKV NORTH TEXAS, LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	President, Secretary and Managing Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025

Signature	Title	Date
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact
BKV UPSTREAM MIDSTREAM, LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	President, Secretary and Managing Director (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact
KALNIN VENTURES LLC
Signature	Title	Date
/s/ Christoper P. Kalnin Christoper P. Kalnin	Chief Executive Officer (Principal Executive Officer)	November 25, 2025
* David Tameron	Chief Financial Officer (Principal Financial Officer)	November 25, 2025
* Barry S. Turcotte	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2025
*By:	/s/ Christopher P. Kalnin Christopher P. Kalnin Attorney-in-Fact